Exhibit 99.2

Daybreak Enters Into Agreement With Chevron U.S.A., Inc.

Spokane, Washington – July 12, 2007 - Daybreak Oil and Gas, Inc. (OTC Bulletin Board: DBRM. PK) (“Daybreak”) a Washington Corporation, today announced a Seismic Option Farm-Out Agreement (the “Agreement”) with Chevron U.S.A., Inc. (“Chevron”).  Under the terms of the agreement, Chevron will fund 100% of the cost of a 3-D seismic survey in the San Joaquin Basin in southern California.

Daybreak and its Partners (the “Partners”) and Chevron will contribute approximately 16,000 and 3,000 gross acres of mineral leases respectively for a 33 square mile high definition 3-D exploration seismic survey.  After processing and interpretation of the seismic data, the Partners will drill 3 wells on mutually agreed prospects.  The Partners as a group and Chevron will then each hold a 50% interest in the lands and wells.

The 3-D high definition survey will be the first modern data acquisition over the survey area.  Drilling targets are highly porous and permeable sandstone reservoirs containing 15o API to 25o API crude oils at depths of 1,200 feet to 3,000 feet, and are therefore relatively inexpensive to drill.

It is expected that the seismic survey will commence in the third quarter of 2007.

Daybreak will retain a 25% interest in the seismic option lands with no further cost through completion of the seismic program, and will retain a 50% interest in its other oil and gas assets in California.

For information about Daybreak Oil and Gas, Inc., please contact:

Eric Moe	Telephone:	(509) 465-4541
	Email:	emoe27@aol.com

Mike McIntyre	Telephone:	(604) 484-6243
	Email:	mike.mcintyre10@gmail.com

Safe Harbor Statement

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995: Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believe”, “expect”, “may”, “should”, “up to”, “approximately”, “likely”, or “anticipates” or the negative thereof or given that the future results covered by such forward looking statements will be achieved. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.